Exhibit 99.1

News Release

Mercury Systems Reports Second Quarter Fiscal 2013 Results

Second quarter operating results include:

Bookings of $62.8 million; Book-to-bill of 1.3

Revenues of $49.8 million

Net loss of $4.8 million

GAAP net loss per share of $0.16

Adjusted EBITDA of $1.0 million

Operating cash flow of $1.6 million

CHELMSFORD, Mass. — January 29, 2013 — Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), a best-of-breed provider of commercially developed, open sensor and Big Data processing systems for critical commercial, defense and intelligence applications, reported operating results for its second quarter of fiscal 2013 ended December 31, 2012.

Second Quarter Fiscal 2013 Results

Second quarter fiscal 2013 revenues were $49.8 million, a decrease of $18.2 million from the second quarter of the prior fiscal year. Revenues from defense customers decreased by $18.4 million, while revenues from commercial customers increased by $0.2 million, as compared with the prior year’s second quarter.

GAAP net loss for the second quarter of fiscal 2013 was $4.8 million, or $0.16 per share, compared to GAAP net income of $9.0 million, or $0.30 per diluted share, for the prior year’s second quarter. Second quarter fiscal 2013 GAAP net loss per share includes $0.05 associated with the amortization of acquired intangible assets. Second quarter fiscal 2012 GAAP net diluted earnings per share includes $0.02 associated with the amortization of acquired intangible assets and $0.02 for acquisition costs related to the KOR Electronics acquisition.

Second quarter fiscal 2013 GAAP net loss includes approximately $2.2 million in tax benefits, $2.2 million in depreciation expense, $2.2 million in amortization of acquired intangible assets, $2.0 million in stock-based compensation costs, $1.3 million in fair value adjustments from

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2013 Results, Page 2

purchase accounting, $0.2 million in restructuring charges, and $0.1 million in acquisition costs and other related expenses. Second quarter fiscal 2013 adjusted EBITDA (net income before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs) was $1.0 million, compared to $18.8 million for the prior year’s second quarter.

Cash flows from operating activities were a net inflow of $1.6 million in the second quarter of fiscal 2013, compared to a net inflow of $11.0 million in the second quarter of fiscal 2012. Free cash flow, defined as cash flow from operating activities less capital expenditures, in the second quarter of fiscal 2013 was a net inflow of $0.8 million, compared to a net inflow of $9.1 million in the second quarter of fiscal 2012. Cash and cash equivalents as of December 31, 2012 were $33.9 million, an increase of $3.3 million from September 30, 2012, largely due to a release of $3.0 million of restricted cash and cash generated by operating activities.

Management Comments

“Mercury performed well during the second quarter, making good progress on bookings in a very challenging defense industry environment,” said Mark Aslett, President and CEO, Mercury Systems. “Budgetary constraints on U.S. defense spending, coupled with the impending expiration of the current Congressional continuing resolution and the potential for sequestration, have resulted in an ongoing industry slowdown, that in turn has affected our financial results and revenue visibility. Nonetheless, our ACS core compute business posted a strong bookings quarter, as did our recently acquired Micronetics business. Our second-quarter bookings included major orders related to the Air Force’s B-1 Bomber as well as the Navy’s Aegis Ballistic Missile Defense System and Surface Electronic Warfare Improvement Program (SEWIP) Block 2.”

“Given the unpredictability of deal timing and revenues in the current environment, we are managing Mercury’s business differently than in the past,” Aslett said. “We are focusing on things that are within our control, managing to a more conservative forecast and revenue plan, and maximizing our cash. At the same time we believe that we have sufficient liquidity and financial flexibility to manage the ongoing needs of the business.”

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2013 Results, Page 3

“Our longer-term outlook for Mercury remains positive as well. We have established and secured a competitive standing as the premier commercial ISR subsystem outsourcing partner to the defense prime contractors. When the industry returns to more normal conditions, we believe the pressure to outsource to companies like ours will only increase, and that Mercury is well-positioned to capture a significant share of this potential growth opportunity. In addition, given our cash management focus and recent expense reductions, we expect this recovery to include the potential for improved profitability and cash flow generation.”

Backlog

Mercury’s total backlog at December 31, 2012 was $133.2 million, a $13.0 million sequential increase from September 30, 2012, and a $10.7 million increase from December 31, 2011. Of the December 31, 2012 total backlog, $109.4 million represents orders scheduled to be shipped over the next 12 months. The defense backlog at December 31, 2012 was $116.2 million, an $8.3 million sequential increase from September 30, 2012, and a $2.5 million decrease from December 31, 2011. Bookings for the second quarter of fiscal 2013 were $62.8 million, compared to $56.8 million for the second quarter of fiscal 2012 and $41.1 million for the first quarter of fiscal 2013. The total book-to-bill ratio was 1.3 for the second quarter of fiscal 2013 compared to 0.8 for both the second quarter of fiscal 2012 and the first quarter of fiscal 2013.

Revenues by Operating Segment

Advanced Computing Solutions (ACS) — Revenues for the second quarter of fiscal 2013 from ACS were $46.7 million, including KOR Electronics and Micronetics, Inc., representing a decrease of $19.4 million from the second quarter of fiscal 2012, as a result of a decrease of $19.6 million in defense and an increase of $0.2 million in commercial. Approximately 91% of ACS revenues for the second quarter of fiscal 2013 related to defense business, as compared to approximately 94% in the second quarter of fiscal 2012.

Mercury Federal Systems (MFS) — Revenues for the second quarter of fiscal 2013 from MFS were $7.9 million, including Paragon Dynamics, representing an increase of $2.7 million from the second quarter of fiscal 2012.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2013 Results, Page 4

The revenues by operating segment do not include adjustments to eliminate $4.8 million of inter-company revenues included in those operating segments in the second quarter of fiscal 2013.

Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, with respect to these estimates, and make themselves aware of the risk factors that may impact our actual performance.

For the third quarter of fiscal 2013, revenues are currently forecasted to be in the range of $44 million to $50 million. At this range, GAAP net loss per share is expected to be in the range of a net loss of $0.02 to $0.08 per share. Projected GAAP net loss per share includes $0.06 per share associated with forecasted amortization of acquired intangible assets and previously announced restructuring expense.

Adjusted EBITDA for the third quarter of fiscal 2013 is expected to be in the range of ($2.5) million to $1.0 million.

Recent Highlights

December – Mercury Systems announced that its Mercury Defense Systems subsidiary received contracts from two major defense prime contractors to supply high-fidelity radio frequency (RF) environment simulators. The RF environment simulators represent some of the latest advancements in simulator technology used by customers to test and validate RF sensors both under development and in production. The combined total of these contracts exceeds $5 million and includes a provision for the acquisition of additional simulators within Mercury’s fiscal 2013.

December – Mercury announced industry-leading innovations in thermal management for air-cooled, conduction-cooled and VITA 48 subsystem chassis, including its revolutionary Air Flow-By™ cooling technique for VITA 48.7/48.1 circuit card assemblies that reduces module weight by more than 20 percent, reduces the power of a typical system by greater than 5 percent, and improves the mean-time-between-failures by five times. These new solutions establish Mercury

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2013 Results, Page 5

as a forerunner in addressing the insatiable industry demand for more processing performance at the mezzanine, module and system levels.

December – Mercury announced the appointment of Jamie Ryan as Vice President/Chief Information Officer. Mr. Ryan will lead the company’s full range of information technology (IT) initiatives, which are designed to ensure that the company’s secure, flexible IT environment continues to meet its business needs and support growth.

December – Mercury announced it received $2.3 million in follow-on orders from a leading defense prime contractor for digital signal processing modules for two airborne synthetic aperture radar applications.

November – Mercury announced the appointment of Dr. Paul Monticciolo as Chief Technology Officer.

November – Mercury applauded the successful performance of both the Patriot air and missile defense system and the Aegis Ballistic Missile Defense system during the U.S. Missile Defense Agency’s Flight Test Integrated-01 live fire missile defense exercise recently conducted at the U.S. Army’s Kwajalein Atoll/Reagan Test Site in the Pacific Ocean and Hickam Air Force Base in Hawaii. Mercury’s Application-Ready Subsystems are integrated as core technologies in both systems.

November – Mercury announced that the Company had changed its name to Mercury Systems, Inc.™ to better reflect the breadth and depth of its capabilities. The name change was effective as of November 12, 2012 and the Company’s common stock continued to be listed on the NASDAQ Stock Market under its ticker symbol: “MRCY.” In addition, the Company adopted a new slogan, “Innovation That Matters™,” revealed a new corporate logo, and changed its website to www.mrcy.com, as part of a complete rebranding campaign.

November – Mercury announced that it was collaborating with TE Connectivity™ to develop next-generation rugged OpenVPX™ connector technology. This deployment-ready technology

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2013 Results, Page 6

will dramatically increase the performance and reliability of OpenVPX-based embedded subsystems in high-vibration, high-signal speed environments.

October – Mercury announced that it had entered into a credit agreement with a syndicate of commercial banks, with KeyBank National Association acting as the administrative agent. The credit agreement provides for a $200.0 million senior unsecured revolving line of credit (the “Revolver”). The Revolver is available for working capital, acquisitions, and general corporate purposes of Mercury and its subsidiaries. The Revolver is available for borrowing during a five year period, with interest payable periodically during such period as provided in the credit agreement and principal due at the maturity of the Revolver. Mercury has not borrowed under the credit agreement to date. In connection with entering into the credit agreement, Mercury terminated its prior revolving line of credit with Silicon Valley Bank.

October – Mercury announced that its KOR Electronics subsidiary received a 5 year sole source basic ordering agreement (BOA) from the U.S. Navy. This BOA supports the continued development of state-of-the-art techniques and target generation capabilities in conjunction with the advanced Digital RF Memory architecture developed under a prior Small Business Innovation Research Phase II.5 award issued to KOR Electronics. The BOA provides for research and development, production, engineering services and ongoing support and is valued at up to $58 million.

October – Mercury announced it had received a $2.2 million purchase order relating to an airborne radar application for fighter aircraft.

Conference Call Information

Mercury will host a conference call on Tuesday, January 29, 2013, at 5:00 p.m. EST to discuss the second quarter fiscal year 2013 results and review its financial and business outlook going forward.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2013 Results, Page 7

To listen to the conference call, dial (888) 220-8746 in the U.S.A. and Canada, and (913) 312-0956 in all other countries. The conference code number is 7413316. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mrcy.com/investor under “Financial Events.”

A replay of the call by telephone will be available from approximately 8:00 p.m. EST on Tuesday, January 29, 2013, through 8:00 p.m. EST on Sunday, February 10, 2013. To access the replay, dial (888) 203-1112 in the U.S.A. and Canada, and (719) 457-0820 in all other countries. Enter access code 7413316. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mrcy.com/investor.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA excludes certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA and free cash flow is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA and free cash flow financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Systems – Innovation That Matters™

Mercury Systems (NASDAQ:MRCY) is a best-of-breed provider of commercially developed, open sensor and Big Data processing systems, software and services for critical commercial, defense and intelligence applications. We deliver innovative solutions, rapid time-to-value and world-class service and support to our prime contractor customers. Mercury Systems has worked on over 300 programs, including Aegis, Patriot, SEWIP, Gorgon Stare and Predator/Reaper. We are based in Chelmsford, Massachusetts. To learn more, visit www.mrcy.com.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2013 Results, Page 8

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2013 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #

Contact:

Kevin Bisson, CFO

Mercury Systems, Inc.

978-967-1990

Mercury Systems, Inc., Innovation That Matters, Air Flow-By, and Application-Ready Subsystems are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

MERCURY SYSTEMS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	June 30, 2012
Assets
Current assets:
Cash and cash equivalents	$33,900	$115,964
Accounts receivable, net	35,275	38,532
Unbilled receivables and costs in excess of billings	12,567	10,918
Inventory	40,783	25,845
Deferred income taxes	13,194	7,653
Prepaid income taxes	2,617	2,585
Prepaid expenses and other current assets	5,444	6,206

Total current assets	143,780	207,703
Restricted cash	658	3,281
Property and equipment, net	18,261	15,929
Goodwill	178,429	132,621
Intangible assets, net	39,565	25,083
Other non-current assets	1,446	989

Total assets	$382,139	$385,606

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,875	$9,002
Accrued expenses	9,822	9,895
Accrued compensation	10,558	13,190
Deferred revenues and customer advances	6,007	4,855

Total current liabilities	35,262	36,942
Deferred gain on sale-leaseback	3,821	4,399
Deferred income taxes	12,768	7,197
Income taxes payable	2,597	2,597
Other non-current liabilities	1,608	1,367

Total liabilities	56,056	52,502
Shareholders’ equity:
Common stock	302	297
Additional paid-in capital	227,827	222,769
Retained earnings	96,748	108,732
Accumulated other comprehensive income	1,206	1,306

Total shareholders’ equity	326,083	333,104

Total liabilities and shareholders’ equity	$382,139	$385,606

MERCURY SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Net revenues	$49,804	$67,959	$99,232	$117,081
Cost of revenues (1)	32,232	27,046	61,270	46,252

Gross margin	17,572	40,913	37,962	70,829

Operating expenses:
Selling, general and administrative (1)	14,574	14,419	29,107	28,064
Research and development (1)	7,588	11,724	17,627	23,589
Amortization of intangible assets	2,230	692	4,018	1,508
Restructuring and other charges	217	—	5,201	—
Acquisition costs and other related expenses	42	593	272	618

Total operating expenses	24,651	27,428	56,225	53,779

(Loss) income from operations	(7,079)	13,485	(18,263)	17,050

Interest income	2	3	4	9
Interest expense	(15)	(9)	(23)	(18)
Other income, net	116	394	455	799

(Loss) income from operations before income taxes (benefit)	(6,976)	13,873	(17,827)	17,840

Tax (benefit) provision	(2,192)	4,828	(5,843)	6,142

Net (loss) income	$(4,784)	$9,045	$(11,984)	$11,698

Basic net (loss) earnings per share:	$(0.16)	$0.31	$(0.40)	$0.40

Diluted net (loss) earnings per share:	$(0.16)	$0.30	$(0.40)	$0.39

Weighted-average shares outstanding:
Basic	30,107	29,457	29,995	29,367

Diluted	30,107	29,969	29,995	30,001

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$99	$70	$230	$158
Selling, general and administrative	$1,706	$1,573	$3,609	$3,248
Research and development	$205	$169	$516	$446

MERCURY SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net (loss) income	$(4,784)	$9,045	$(11,984)	$11,698
Depreciation and amortization	4,421	2,597	8,420	5,268
Other non-cash items, net	(626)	348	(1,815)	2,366
Changes in operating assets and liabilities, net of effect of business acquired	2,548	(962)	(3,011)	(4,088)

Net cash provided by (used in) operating activities	1,559	11,028	(8,390)	15,244

Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(70,370)	(67,721)	(70,370)
Purchases of property and equipment	(746)	(1,925)	(1,726)	(3,571)
Payments for acquired intangible assets	—	—	—	(20)
Increase in other investing activities	(112)	(281)	(377)	(281)

Net cash used in investing activities	(858)	(72,576)	(69,824)	(74,242)

Cash flows from financing activities:
Proceeds from employee stock plans	537	695	670	785
Payments of deferred financing and offering costs	(774)	—	(774)	(30)
Payment of acquired debt	—	—	(6,575)	—
Payments of capital lease obligations	(222)	(43)	(268)	(102)
Decrease in restricted cash	3,000	—	3,000	—
Excess tax benefits from stock-based compensation	—	7	9	412

Net cash provided by (used in) financing activities	2,541	659	(3,938)	1,065

Effect of exchange rate changes on cash and cash equivalents	90	(18)	88	13

Net increase (decrease) in cash and cash equivalents	3,332	(60,907)	(82,064)	(57,920)

Cash and cash equivalents at beginning of period	30,568	165,862	115,964	162,875

Cash and cash equivalents at end of period	$33,900	$104,955	$33,900	$104,955

UNAUDITED SUPPLEMENTAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Acquisition costs and other related expenses. The Company incurs costs associated with third-party professional services related to acquisition and potential acquisition opportunities, such as legal and accounting fees. Although we may incur such costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Management believes the exclusion of these items eliminates fluctuations in our selling, general, and administrative expenses related to acquisition activities which are unrelated to ongoing operations.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(4,784)	$9,045	$(11,984)	$11,698
Interest expense, net	13	6	19	9
Tax (benefit) provision	(2,192)	4,828	(5,843)	6,142
Depreciation	2,191	1,905	4,402	3,760
Amortization of acquired intangible assets	2,230	692	4,018	1,508
Restructuring	217	—	5,201	—
Acquisition costs and other related expenses	42	593	272	618
Fair value adjustments from purchase accounting	1,272	(44)	2,197	(22)
Stock-based compensation expense	2,010	1,812	4,355	3,852

Adjusted EBITDA	$999	$18,837	$2,637	$27,565

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company’s obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Cash flows from operations	$1,559	$11,028	$(8,390)	$15,244
Capital expenditures	(746)	(1,925)	(1,726)	(3,571)

Free cash flow	$813	$9,103	$(10,116)	$11,673

MERCURY SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE

Quarter Ending March 31, 2013

(In thousands, except per share data)

The Company defines adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High
GAAP expectation — Loss per share	$(0.08)	$(0.02)

GAAP expectation — Net loss	$(2,246)	$(524)

Adjust for:
Interest expense, net	10	10
Income taxes	(7,226)	(5,491)
Depreciation	2,130	2,130
Amortization of acquired intangible assets	2,355	2,355
Restructuring	452	452
Acquisition costs and other related expenses	20	20
Fair value adjustments from purchase accounting	96	96
Stock-based compensation expense	1,945	1,945

Adjusted EBITDA expectation	$(2,464)	$993